                                                                   Exhibit 10.11

                              AMENDMENT AND WAIVER

Notwithstanding the terms of any severance, bonus, employment or other compensation related plan, arrangement, agreement, policy, practice or procedure
(together, all such items shall be referred to as "Compensation Arrangements"),
Blue Valley Ban Corp. and Bank of Blue Valley hereby adopt the following actions, changes and amendments related to all Compensation Arrangements:

(A) Incentives for "senior executive officers" (as that term is defined for purposes of Section 111(b) of the Emergency Economic Stabilization Action of
2008 ("Section 111(b)") of Blue Valley Ban Corp. and Bank of Blue Valley (the
"SEOs") shall not include, and to the extent necessary shall be amended to exclude, anything that the Compensation Committee of the Board of Directors of
Blue Valley Ban Corp now, or at any time in the future, concludes would provide the SEOs with an incentive to take unnecessary and excessive risks that threaten the value of Blue Valley Ban Corp. or Bank of Blue Valley during the period that the United States holds an equity or debt position in Blue Valley Ban Corp.
acquired through the TARP Capital Purchase Program (the "Restriction Period");

(B) Blue Valley Ban Corp. and Bank of Blue Valley will recover any bonus or incentive compensation paid to an SEO during the Restriction Period that was based on financial statements or other performance criteria that are later determined to have been materially inaccurate;

(C) Blue Valley Ban Corp. and Bank of Blue Valley will not make any "golden parachute" payments (as that term is defined for purposes of Section 111(b)) to its SEOs during the Restriction Period; and

(D) Any and all other actions required by Section 111(b).

In consideration for One Hundred Dollars ($100) and the benefits I may indirectly receive as a result of Blue Valley Ban Corp.'s participation in the
United States Department of the Treasury's TARP Capital Purchase Program, I
hereby voluntarily waive any claim against Blue Valley Ban Corp. or Bank of Blue
Valley for any changes that have heretofore been made or will in the future be made to any of my Compensation Arrangements that are required to comply with
Section 111(b) or the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008.

This waiver includes all claims I may have under the laws of the United States or any state related to the requirements imposed by the regulation issued by the
Department of the Treasury as published in the Federal Register on October 20,
2008, including without limitation a claim for any compensation or other payments I would otherwise receive, any challenge to the process by which this regulation was adopted and any tort or constitutional claim about the effect of these regulations on my employment relationship.

BLUE VALLEY BAN CORP.                       SENIOR EXECUTIVE OFFICERS

/s/ Robert D. Regnier                       /s/ Robert D. Regnier
------------------------------              ------------------------------
Name:  Robert D. Regnier                    Name:  Robert D. Regnier
Title:  President & CEO                     Title:  President & CEO

                                            /s/ Ralph J. Schramp
BANK OF BLUE VALLEY                         ------------------------------
                                            Name:  Ralph J. Schramp
                                            Title:  Senior Vice President

/s/ Robert D. Regnier                       /s/ Mark A. Fortino
------------------------------              ------------------------------
Name:  Robert D. Regnier                    Name:  Mark A. Fortino
Title:  President & CEO                     Title:  Executive Vice President/CFO

                                            /s/ Sheila C. Stokes
                                            ------------------------------
                                            Name:  Sheila C. Stokes
                                            Title:  Senior Vice President

                                            /s/ Bruce A. Easterly
                                            ------------------------------
                                            Name:  Bruce A. Easterly
                                            Title:  Executive Vice President